Exhibit 5.1

[Letterhead of Shearman & Sterling LLP]

Elster Group SE

Frankenstraße 362

45133 Essen

Germany

March 27, 2012

Ladies and Gentlemen:

We are acting as special German counsel to Elster Group SE (the "Company"), a European public limited liability company (Societas Europaea or SE) organized under the laws of Germany, in connection with the registration statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time by Rembrandt Holdings S.A. and Nachtwache Reserve GmbH (together, the “Selling Shareholders”), as set forth in the prospectus (the “Prospectus”) contained in the Registration Statement and as to be set forth in one or more supplements to the Prospectus (each such supplement, a “Prospectus Supplement”) of up to 17,544,825.25 ordinary shares, nominal value of €1.00 per share (the "Shares") in the form of American Depositary Shares (“ADSs”). Each Share is represented by four ADSs.

In arriving at the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(a)	the Registration Statement;

(b)	the articles of association (Satzung) of the Company as in effect on the date hereof;

(c)	an excerpt from the commercial register (Handelsregister) in Essen, dated March 27, 2012, Germany, with respect to the Company; and

(d)	such other documents and corporate records of the Company and such other instruments and certificates of officers and representatives of the Company and such other persons as we deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have relied, without independent verification, upon the following assumptions:

(i)	The authenticity of all documents submitted to us as originals;

(ii)	the conformity with their respective original documents of all documents submitted to us as copies, and the authenticity of the originals of such copied documents;

(iii)	the genuineness of all signatures on all documents submitted to us;

(iv)	that any natural person signing any agreement, instrument or other document was legally competent at the time of execution; and

(v)	the accuracy as to factual matters of each document we have reviewed.

On the basis of and in reliance upon the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.	The Company is a European public limited liability company (Societas Europaea) duly registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Essen, Federal Republic of Germany, and validly existing under the laws of the Federal Republic of Germany.

2.	The Shares are duly authorized, validly issued and fully paid and will, when sold as contemplated by the Registration Statement, be non-assessable.

Our opinion expressed in paragraph 2. is subject to the following qualification:

We note that fully paid means that the considerations received by the Company satisfied, when made, in both type and amount, the requirements of applicable German and European corporate law, the Company's articles of association, the resolutions approving the issuance and any other applicable agreement.

We note further that non-assessable means that, when the Shares are sold as contemplated by the Registration Statement, the purchasers of such Shares will not be liable, solely because of security holder status, for additional assessments or calls on the Shares by the Company or its creditors.

This opinion letter speaks only as of the date hereof.

The foregoing opinion is limited to the laws of Germany and we express no opinion as to the laws of any other jurisdiction.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our office under the caption "Legal Matters" of the prospectus contained in part I of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules.

Very truly yours,

/s/ Shearman & Sterling LLP

(MS/RSB)
(HD)

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